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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 19, 1998


                       NEW MEXICO AND ARIZONA LAND COMPANY
             (Exact name of registrant as specified in its charter)


             Arizona                0-497                         43-0433090
(State or Other Jurisdiction     (Commission                    (IRS Employer
      of Incorporation)          File Number)                Identification No.)


3033 North 44th Street, Suite 270, Phoenix, Arizona               85018-7228
     (Address of principal executive offices)                     (Zip Code)


         Registrant's Telephone Number, including area code 602-952-8836

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New Mexico and Arizona Land Company                                     FORM 8-K

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) DISMISSAL OF INDEPENDENT ACCOUNTANTS.

On November 19, 1998 the Company dismissed its auditors and principal accountants, KPMG Peat Marwick LLP.

In each of the past two fiscal years, the reports of KPMG Peat Marwick LLP did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified in any respect.

The decision to dismiss KPMG Peat Marwick LLP, and the decision to engage new auditors as reported in Item 4(b), below, were both approved by the audit committee of the Company's board of directors.

In each of the past two fiscal years and in the subsequent interim periods preceding the dismissal there have been no disagreements with KPMG Peat Marwick LLP of the type described in Item 304(a)(1)(iv) of Regulation S-K.

In each of the past two fiscal years and in the subsequent interim periods preceding the dismissal there have been no events of the type described in Item 304(a)(1)(v) of Regulation S-K.


(b) ENGAGEMENT OF NEW INDEPENDENT ACCOUNTANTS.

Effective upon the dismissal of the Company's former auditors, the Company has engaged Deloitte & Touche LLP as its auditors and principal accountants.

In each of the past two fiscal years and in the subsequent interim periods, neither the Company nor anyone in its behalf has consulted Deloitte & Touche LLP in respect of any matter of the type described in Item 304(a)(2) of Regulation S-K.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibit 16. Letter re change in certifying accountant from KPMG Peat Marwick LLP to the Commission pursuant to Item 304(a)(3) of Regulation S-K.



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New Mexico and Arizona Land Company                                     FORM 8-K


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEW MEXICO AND ARIZONA LAND COMPANY

                                       /s/ Jerome L. Joseph
                                       -----------------------------------------
                                       Jerome L. Joseph
                                       Treasurer & Secretary

Date: November 25, 1998
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